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                                                                   Exhibit 10.16

                                 TENET BUYPOWER
                         PURCHASING ASSISTANCE AGREEMENT

     This Purchasing Assistance Agreement is entered into by and between COMMUNITY HEALTH SYSTEMS, INC. (hereinafter "Company"), located at 155 FRANKLIN ROAD, SUITE 400 -- BRENTWOOD, TN 37027-4600 and Tenet HealthSystem Inc., (hereinafter "Tenet") located at 14001 DALLAS PARKWAY -- DALLAS, TX 75240.

                                   WITNESSETH:

A. Company owns and operates hospitals and other health care facilities throughout the United States.

B. Tenet maintains agreements for purchasing various goods, supplies, materials, dietary products, pharmaceutical and equipment used by Company on a national basis.

C. Company desires to purchase items under said national supply and purchase agreements to the extent permitted by such agreements, and to the extent that the price for purchase hereunder would be based upon meeting vendor terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth, it is agreed as follows:

1.   PURPOSE:

     Company hereby employs Tenet to assist Company in the purchasing of various pharmaceutical supplies used in the Company's normal and customary operations and Tenet agrees to assist Company in the purchasing of such pharmaceutical supplies as is more fully set forth below.

2.   TERM:

     Subject to prior termination under Paragraph 6, below, the term of this Agreement shall be for a period of two (2) years commencing on October 1, 1997 and ending on September 30, 1999. Upon completion of the initial term of this Agreement, the parties may negotiate with respect to extension or renewal hereof.

     If upon the expiration hereof, an agreement has not been negotiated by the parties and services continue to be rendered by Tenet, this Agreement shall continue on upon the same terms and conditions as were in effect prior to expiration, subject to termination by either party upon ninety (90) days written notice to the other.

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3.   TENET'S RESPONSIBILITIES:

     a. Simultaneously with the commencement date of this Agreement, Tenet will deliver, or cause to be delivered, to Company a copy (or brief summary hereof) of all national purchase and supply agreements which Tenet has in effect at that time. Additionally, Tenet will, during the term hereof, provide Company with copies of any additional amendments, changes, or terminations to such agreements on a timely basis so that Company can be advised thereof.

     b. Tenet will provide consultation with Company to effect a smooth transition.

     c. Tenet shall notify each of the contracting parties to such national purchase and supply agreements that Company is participating in such agreements to the extent permitted by such agreements and accordingly is entitled to purchase of such pharmaceutical goods and receive the same discounts thereunder as Tenet.

     d. Company acknowledges that Tenet has certain subsidiaries and divisions in the health care field. Certain of these subsidiaries or divisions may, from time to time, make proposals to or do business with Company. Tenet shall in each instance cause the disclosure of the related nature of such enterprises, and Company shall in each such instance be free to enter into or reject any such proposal or business dealing solely on the respective merits.

     e. Tenet shall grant one seat on the Pharmacy Advisory Committee to Community Health System, Inc., upon Community Health System, Inc. discontinuing any affiliation with a pharmacy program other than Tenet's.

4.   REPRESENTATIONS AND COVENANTS OF COMPANY:
     Company hereby represents to and covenants with Tenet as follows:

     a. All purchasing by Company of pharmaceutical goods under said national purchasing and supply agreements shall be in the name of Company, and Company shall be solely responsible for payment therefore.

     b. Any purchase by Company under any such national purchase and supply agreement will be between Company and the respective

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          contractor; Tenet does not make any warranty, express or implied, as to such pharmaceutical goods.

     c. Company shall Indemnify and hold Tenet harmless from any liability brought against Tenet as a result of Company's action or inaction with respect to such national purchase and supply agreements.

5.   COMPENSATION:

     a. As compensation for purchasing assistance services rendered by Tenet, Company shall pay a fee of $0.00 per year.

     b. Tenet shall share back 50% of all administrative fees paid by suppliers against the Company's purchases as identified in 7d of this purchasing assistance agreement.

6.   TERMINATION:

     a. During the original term hereof, either party may terminate this Agreement with cause at any time by giving written notice to the other, such termination to be effective ninety (90) days after the date such notice is given.

     b. Upon termination of this Agreement, whether by expiration of its term or otherwise, provided that Tenet is not performing services on a month-to-month basis as provided in Paragraph 2 above, Tenet shall have no further obligations hereunder, and particularly no obligation to maintain, update, or advise concerning any system or procedure provided hereunder.

7.   SUCCESSORS AND ASSIGNS:

     a. No party hereto may assign its interest in or delegate the performance of its obligations under this Agreement to any other person without obtaining the prior written consent of the other party, except that Tenet may assign its interest or delegate the performance of its obligations to a party qualified to do business in the State of Texas and the Company may assign its interest to a duly authorized successor in interest.

     b. Except as set forth in Section 7(a) Company shall not have the right to sell, hypothecate and transfer this Agreement or to assign its interest in this Agreement or both without the consent of all parties, provided,

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          however, that any such transferee or assignee shall expressly assume in writing the obligations of Company to Tenet as set forth herein.

     c. The terms, provisions, covenants, obligations and conditions of this Agreement shall be binding upon and shall inure to the benefit of the successors in interest and the assigns of the parties hereto, provided that no assignment, transfer, pledge or mortgage by or through either party, as the case may be, in violation of the provisions of this Agreement, shall vest any rights in the assignee, transferee, pledgee or mortgagee.

     d. Fee for Purchasing Services Agreement -- Company acknowledges that, as part of an agreement to furnish goods or services to Company, Tenet may receive a group purchasing administrative fee in connection with certain products that are purchased, licensed or leased by Company. Such payment shall equal 3% or less of the purchase price of the goods or services provided by the participating vendor. Tenet shall disclose to Company in writing, on an annual basis, and to the Secretary of Health and Human Services upon his or her request, the amount received from each vendor with respect to purchases made by or on behalf of Company.

8.   NOTICES:

     Any notice by any party to the other shall be in writing and shall be deemed to have been given on the earlier of (a) the date on which it is delivered personally or (b) four (4) days after it is deposited in the U.S. mail, postage prepaid, certified with return receipt requested and addressed to the party at its address as set forth an Page 1 of this Agreement (or at such other address as may have been designated by the party pursuant to this Paragraph 8).

9.   APPLICABLE LAW:

     This Agreement is entered into in the State of California and shall be governed by the laws of the State of California and all actions concerning this Agreement shall be brought in the courts of the State of California.

10.  ACCESS TO BOOKS AND RECORDS OF TENET BY SECRETARY OF HHS OR AUTHORIZED
     REPRESENTATIVE:

     Upon written request of the Secretary of Health and Human Services or the Comptroller General or any of their duly authorized representatives, Tenet or any other related organization providing services with a value or cost of ten thousand

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     dollars ($10,000.00) or more, over a twelve (12) month period, shall make available to the Secretary the contract, books, documents and records that are necessary to certify the nature and extent of the costs of providing such services. Such inspection shall be available up to four (4) years after the rendering of such services. This paragraph is not intended to prohibit or impede any state audits pursuant to state law.

11.  ENTIRE AGREEMENT:

     This Agreement constitutes the sole and only Agreement of the parties hereto with respect to purchasing assistance services to the facility and correctly sets forth the rights, duties, and obligations of each to the other as of its date. Any and all prior agreements, promises, proposals, negotiations or representations, whether written or oral, which are not expressly set forth in this Agreement are hereby superseded and are of no force or effect.

12.  CONFIDENTIALITY:

     Terms of this Agreement: Except for disclosure to Company's legal counsel, accountant or financial advisors, Company shall not disclose the terms of this Agreement to any person who is not a party or signatory to this Agreement, unless disclosure thereof is required by law or otherwise authorized by this Agreement or consented to by Tenet. Unauthorized disclosure of the terms of this Agreement shall be a material breach of this Agreement and shall provide Tenet with the option of pursuing remedies for breach or immediate termination of this Agreement in accordance with Paragraph 6 hereof.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed by their authorized representatives this 13th day of June, 1997.

      TENET HEALTHSYSTEM, INC                   COMMUNITY HEALTH SYSTEMS, INC.

By:
       --------------------------               -------------------------------
       Signature                                Signature

       --------------------------               -------------------------------
       Print Name                               Print Name

       --------------------------               -------------------------------
       Title                                    Title


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                                    ADDENDUM
                          COMMUNITY HEALTH SYSTEMS, INC.
                   BUYPOWER PURCHASING PARTICIPATION AGREEMENT

The purpose of this document is to amend COMMUNITY HEALTH SYSTEMS, INC. (CHS) BuyPower Affiliation Agreement with Tenet HealthSystem with the effective date of September 1, 1997.

          Community Health Systems, Inc. will be eligible for all Medical, Surgical, Laboratory, Food/Nutrition, and X-Ray contracts effective September 1, 1997.

IN WITNESS WHEREOF, the parties have caused this instrument to be duty executed by their authorized representative this 19th day of September, 1997.

      TENET HEALTHSYSTEM, INC.                  COMMUNITY HEALTH SYSTEMS, INC.

By:
       --------------------------               -------------------------------
       Signature                                Signature

       --------------------------               -------------------------------
       Print Name                               Print Name

       --------------------------               -------------------------------
       Title                                    Title


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               FIRST AMENDMENT TO TENET BUYPOWER GROUP PURCHASING
                              AFFILIATION AGREEMENT
                                     between
                        TENET HEALTHSYSTEM MEDICAL, INC.
                                       and
                       CHS/COMMUNITY HEALTH SYSTEMS, INC.

     This First Amendment to the Tenet BuyPower Group Purchasing Affiliation Agreement (the "Amendment"), effective as of March 15, 2000, is between Tenet HealthSystem Medical, Inc. ("Tenet") and CHS/COMMUNITY Health Systems, Inc. (f/k/a "Community Health Systems, Inc.") ("Member").

     This Amendment is made and entered into with reference to the following facts:

     A. Tenet and Member entered into that certain Group Purchasing Affiliation Agreement dated June 13, 1997 and effective as of October 1, 1997 (the "Agreement"), in which Member engaged Tenet for the purpose of affiliating with BuyPower and to assist Member Facilities in the purchasing of various products and services; and

     B.   Tenet and Member desire to amend the Agreement.

     NOW, THEREFORE, for good and valuable consideration, and notwithstanding any contrary provisions of the Agreement, the parties agree to the following:

     I.   AMENDMENT.

     A.   Section 2 of the Agreement is deleted and replaced with the following:

          SUBJECT TO PRIOR TERMINATION UNDER PARAGRAPH 6, BELOW, THE INITIAL TERM OF THIS AGREEMENT SHALL COMMENCE ON OCTOBER 1, 1997, AND END ON MARCH 15, 2005 (THE "INITIAL TERM"). FOLLOWING THE INITIAL TERM, THIS AGREEMENT SHALL AUTOMATICALLY RENEW FOR SUCCESSIVE ONE (1) YEAR TERMS ("RENEWAL TERM") UNLESS EITHER PARTY TERMINATES THE AGREEMENT ON ONE HUNDRED TWENTY (120) DAYS PRIOR WRITTEN NOTICE, WITHOUT CAUSE AND WITHOUT PENALTY, AT ANY TIME DURING A RENEWAL TERM.

     B. Subsections a and b of Section 6 of the Agreement are deleted and replaced with the following:

          a. During the Initial Term or any Renewal Term hereof, either party may terminate this Agreement with cause at any time by giving the other party notice of the effective date of termination; provided, however,

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               such notice shall be given not less than thirty (30) days prior to the effective date of termination.

          b. Upon the expiration or termination of this Agreement (except for termination by Tenet for cause), Company shall be entitled, for a period not to exceed Due one hundred and hundred twenty days after such expiration or termination and at its sole discretion, to continue to make purchases under Tenet's national purchasing agreements, upon the same terms and conditions then offered to the members of Tenet's group purchasing organization.


     II. MEANINGS. Terms used and not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Agreement.

     III. CONFLICTS. Whenever the terms or conditions of the Agreement and this Amendment are in conflict, the terms of this Amendment shall control.

     IV. MODIFICATIONS. Except as specifically modified by the terms of this Amendment, all of the covenants, terms, and conditions of the Agreement shall remain in full force and effect.

     V. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all counterparts of which shall constitute the same instrument.

     VI. EXECUTION. The undersigned duly authorized representatives of the parties have executed this Amendment to the Agreement effective as of the first written above.

      TENET HEALTHSYSTEM MEDICAL, INC.          COMMUNITY HEALTH SYSTEMS, INC.

     By:                                        By:
        -----------------------------               --------------------------
                                                         W. Larry Cash
     Printed name:                              Executive Vice President & CFO
                   ------------------

     Its:
          ---------------------------


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